UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2016
Date of Report (Date of earliest event reported)

STONE ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-12074	72-1235413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

On June 1, 2016, Stone Energy Corporation (“Stone” or the “Company”) issued a press release announcing that the Board of Directors of the Company (the “Board”) has approved a 1-for-10 reverse split of the Company’s issued and outstanding shares of common stock. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.     Other Events.

On May 27, 2016, the Board approved a 1-for-10 reverse split of the Company’s issued and outstanding shares of common stock. The reverse stock split will be effective upon the filing and effectiveness of a certificate of amendment to the Company’s certificate of incorporation after the market closes on June 10, 2016, and the Company’s common stock will begin trading on a split-adjusted basis when the market opens on June 13, 2016. The certificate of amendment to the Company’s certificate of incorporation in connection with the reverse stock split will also proportionately decrease the number of the Company’s authorized shares of common stock.

At the Company’s 2016 Annual Meeting of Stockholders held on May 19, 2016, the Company’s stockholders granted authority to the Board, in its discretion, to determine whether to proceed with the reverse stock split and to select and file a certificate of amendment to Stone’s certificate of incorporation to effect the reverse stock split at a ratio to be determined by the Board.

When the reverse stock split becomes effective, every 10 shares of the Company’s issued and outstanding common stock (and such shares held in treasury) will automatically be converted into one share of common stock.  No fractional shares will be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share. Instead, each stockholder will be entitled to receive a cash payment equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share on June 10, 2016. The reverse stock split will not impact any stockholder’s percentage ownership of Stone or voting power, except for minimal effects resulting from the treatment of fractional shares.  Following the reverse stock split, the number of outstanding shares of the Company’s common stock will be reduced by a factor of ten.  The overall and per person share limitations in the Company’s 2009 Amended and Restated Stock Incentive Plan, as amended from time to time, and outstanding awards thereunder will also be proportionately adjusted to reflect the reverse stock split.

The Company’s shares of common stock will continue to trade on the New York Stock Exchange (“NYSE”) under the symbol “SGY” but will trade under a new CUSIP. The reverse stock split is intended to increase the market price per share of Stone’s common stock in order to comply with the NYSE continued listing standards relating to minimum price per share. The reverse stock split will not cure the Company’s non-compliance with the NYSE average global market capitalization.

Computershare Trust Company, N.A., the Company’s transfer agent, will act as the exchange agent for the reverse stock split.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press release dated June 1, 2016, “Stone Energy Corporation Announces 1-for-10 Reverse Stock Split"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: June 1, 2016	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated June 1, 2016, “Stone Energy Corporation Announces 1-for-10 Reverse Stock Split"